  EXHIBIT 99.1

The Healing Company acquires leading superfoods business, Your Super, and lands $150M credit facility to expand community of brands

PR Newswire

NEW YORK, Oct. 17, 2022

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Your Super ranked #1 in the food and beverage category on Inc.’s 2021 5000 fastest growing company list, placing 25th overall with three-year revenue growth of 11,477 percent and $180M in cumulative revenue

•	The Healing Company and Your Super will partner to capitalize on two high-growth wellness sectors—superfoods and plant-based nutrition

•	Acquisition financed through a combination of cash and equity in The Healing Company. Previous investors in Your Super include PepsiCo and Beyond Meat investor, PowerPlant Partners

•	$150M credit facility from i80 Group will fuel further acquisitions

•	The Healing Company is co-founded by former IMG Model and supplements entrepreneur Anabel Oelmann, and exJet.com and Equinox Media President Simon Belsham

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Investors and advisors of The Healing Company include global wellbeing icon Dr. Deepak Chopra, MD, renowned investor and psychedelics entrepreneur Christian Angermayer, and Social Chain & Thirdweb founder and Dragons Den member Steven Bartlett

NEW YORK, Oct. 17, 2022 /PRNewswire/ -- (OTC: HLCO) -- The Healing Company has achieved a major milestone in its mission to bring integrated healing to the world, acquiring leading plant-based superfoods brand, Your Super. In parallel with the closing of the transaction, The Healing Company also announced the closing of a $150 million credit facility provided by i80 Group.

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Launch video: https://mma.prnewswire.com/media/1921602/The_Healing_Company_Acquires_Your_Super.mp4
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With previous fundraising from PepsiCo and Beyond Meat investor, PowerPlant Partners, Your Super has demonstrated the ability to grow quickly, while maintaining strong margins and a positive EBITDA outlook. The company has sold more than 5M products across the US and Europe, ranking 25th on the 2021 Inc. fastest growing companies list with three-year revenue growth of 11,477 percent and $180M in cumulative revenue, and is focused on two high-growth wellness sectors, superfoods and plant-based nutrition, representing more than $200bn of global market potential. The acquisition was financed through a combination of cash and HLCO equity, and will focus on expanding the impact and accessibility of Your Super’s leading portfolio of healing products, building on the company’s traction to date.

The wellness industry is predicted to reach $7 trillion by 2025, with the supplement category historically showing stability in a downturn, growing 8% through the 2007-2009 recession. The new credit facility provided by i80 Group will fuel The Healing Company’s plans to drive consolidation in a fragmented market, with the objective of buying and scaling more than 15 supplements and nutraceuticals brands over the next few years. The market is favorable for M&A, with valuations dropping considerably from 2021, creating substantial tailwinds for The Healing Company’s roll-up strategy.

Co-founded by former IMG Model and supplements entrepreneur Anabel Oelmann, and ex Jet.com and Equinox Media President Simon Belsham, The Healing Company launched earlier this year. It is backed by a group of disruptors, entrepreneurs, and healers including world-renowned pioneer in integrative medicine and personal transformation Dr. Deepak Chopra, eminent investor and psychedelics entrepreneur Christian Angermayer, and Social Chain and Thirdweb founder and Dragons Den member Steven Bartlett.

Simon Belsham, Co-Founder and CEO of The Healing Company, says: “Your Super is the perfect first acquisition for The Healing Company. With great founders, a powerful brand, robust margins, and a fantastic product portfolio in a large and growing sector, Your Super couldn’t be better positioned to succeed in this challenging economy. With 100 million Americans in medical debt and facing a likely recession, preventative healthcare has never been more relevant or important. I couldn’t be more excited to partner with Kristel and Michael on this next phase of growth.”

Michael Kuech, Co-Founder of Your Super, says “We are thrilled to enter this new chapter alongside The Healing Company and look forward to growing the healing impact of Your Super with the guidance of such a pioneering team; there couldn’t be a better partner to take us to the next level.”

Dr. Deepak Chopra, MD, Chief Scientific Advisor of The Healing Company, says "Food is medicine, and we now know definitively that plant-based nutrition has immense healing potential as it combats inflammation, which causes more than 80% of chronic disease. Your Super has developed clean, plant-based, superfood mixes that help more people benefit from the healing power of plants, and we're excited to help increase access to their products through this acquisition."

Marc Helwani, Founder and CIO of i80 Group, says, “The Healing Company’s targeted acquisition strategy is highly attractive in the currently challenged economic environment as we’ve seen declining asset prices this year, and we expect them to fall further. The Healing Company’s experienced and visionary team is perfectly positioned to capitalize on this, and we’re proud to partner with them on this venture.”

Anabel Oelmann, Co-Founder of The Healing Company, adds: “Over the past 6 months we’ve met with hundreds of businesses and inspirational founders. Our strong mission alignment, immense conviction in the opportunity to scale this business and tremendous founders in Kristel and Michael, make us proud to have Your Super as our marquee first acquisition”

ENDS

For more information please contact abigail@wearer.agency

All press imagery can be found here: https://drive.google.com/drive/folders/1_yV0D5VwBp6SV94Ca2aOGtw8IM2GSuHC, with a link to the launch video available here: https://drive.google.com/file/d/1D4tIfuWVzmIpaBsOqMSaZ_IIj7NY51RN/view.

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About The Healing Company

The Healing Company Inc. was founded with a bold aim: Bring integrated healing to the world. Compelled by the global healthcare crisis and a deep belief in a different way—one which draws on conventional medicine and ancient wisdom, science and nature—the company looks to democratize access to integrated healing methods, while helping the world evolve how it thinks about health and healthcare.

To do so, the company is building a community of integrated healing brands, identifying, acquiring, and helping scale the reach and impact of healing practices & products.

The Healing Company’s common stock is quoted for trading on the OTC Markets under the ticker symbol HLCO, and its investors and advisors include global wellbeing icon Dr. Deepak Chopra, MD, renowned investor and psychedelics entrepreneur Christian Angermayer, and Social Chain & Thirdweb founder and Dragons Den member Steven Bartlett. For more information, visit http://www.healingcompany.com.

About Your Super

Los Angeles based health and wellness brand and certified B-Corp Your Super is a next-gen industry leader in plant-based living. After Co-Founder Michael Kuech was diagnosed with cancer at age 24, his Co-Founder and partner Kristel de Groot began developing superfood and plant protein mixes to boost his immunity, and the company was born out of the couple's mission to improve people's health with the power of super plants. Your Super's plant-based superfood and protein mixes contain 5-6 naturally dried superfoods. Every ingredient is grown, harvested, 3rd party tested, and packaged 100% sustainably. The ingredients are certified organic, Non-GMO certified, Glyphosate-Free, plant-based and gluten-free. You'll never find any sweeteners, stevia, artificial flavors, fillers, preservatives or additives.

About i80 Group

i80 Group is an investment firm designed to propel the innovation economy forward by empowering growth. The firm provides bespoke financing solutions that are unique to each partner's needs, advancing them through critical growth milestones. Like the I-80 freeway from which it takes its name, the firm operates at the intersection of Silicon Valley innovation and traditional Wall Street finance. For more information, please visit www.i80group.com.

Forward-looking statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financial requirements, business strategy, products and services, potential future financings, acquisition and scaling of future brands and or project and its anticipated financing plans, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company' s best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements; foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes costs of goods; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which The Healing Company operates. There can be no assurance that The Healing Company will achieve the above stated brand acquisitions and scaling of those brands or the closing of financing stated herein. The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by The Healing Company from time to time with the Securities and Exchange Commission.

Sources:

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Statista; Imarc, May 20, 2022, “Value of the superfoods market worldwide from 2021 to 2027”

Meticulous Market Research Pvt. Ltd., June 2022, “Plant-based Food Market by Type, Source, Distribution Channel - Global Forecast to 2029”

Grandview Research (2022), “Dietary Supplements Market Size, Share & Trends Analysis Report By Ingredient (Vitamins, Minerals), By Form, By Application, By End User, By Distribution Channel, By Region, And Segment Forecasts, 2022 - 2030”

PwC, 2002, Global M&A Industry Trends: 2022 Mid-Year Update

New York Times, Williams, April  2009, “As Economy Is Down, Vitamin Sales Are Up”

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